UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: November 8, 2005 (date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 8, 2005 the Company issued to Mr. Barry Burbank Fifty Million shares of restricted common stock of the Company. The shares were authorized by the Board of Directors to compensate and settle all claims that Mr. Burbank has against the company for his time and services provided to the Company and any other claims of any sort. The transactions were handled as private sales exempt from registration under Section 4(2) of the Securities Act of 1993.

ITEM 9.01 Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

NONE

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of November, 2005.

Nexia Holdings, Inc.

/s/ Richard Surber .
Richard Surber, President

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